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                                EXHIBIT 23(J)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report of the Transamerica Index Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Tampa, Florida
April 28, 2003


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